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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE

Bank One, National Association              Bankers Trust Company
One Bank One Plaza, Suite 0126              Four Albany Street
Chicago, IL  60670                          New York, New York  10006
Attn: Corporate Trust Administration        Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                           Structured Finance
Fax: (312) 407-1708                         Phone: (212) 250-6501
                                            Fax: (212) 250-6439

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH   44114                       Armonk, New York 10504
ATTN:  Senior Vice President                Attn:  Data Administration
Key Education Resources                     Phone: (914) 765-3772
Phone: (216) 828-9342                       Fax: (914) 765-3810
Fax: (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000B, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                       Key Bank USA, National Association,
                                       as Administrator



                                        By:
                                        ------------------------------
                                        /s/ Randall M. Behm
Date: 3/22/01                           Randall M. Behm
                                        Senior Vice President


                                       By:
                                        ------------------------------
                                        /s/ Darlene H. Dimitrijevs
                                        Darlene H. Dimitrijevs, CPA
                                        Senior Vice President